CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Fixed Income Trust

We consent to the use of our report dated May 30, 1997 for Evergreen Strategic Income Fund incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.


                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
April 17, 1998




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         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the incorporation by reference to the Registration Statement on Form N-14AE and related Prospectus/Proxy Statement of Evergreen Fixed Income Trust (Evergreen Strategic Income Fund), of this reference and of our report dated August 12, 1997 on the CoreFunds, Inc. Global Bond Fund.


                                                         /s/ERNST & YOUNG LLP



Philadelphia, Pennsylvania
April 20, 1998





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